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                                                                    EXHIBIT 10.1
                                                CONFIDENTIAL TREATMENT REQUESTED

                       TERMINATION AND LICENSE AGREEMENT

     THIS TERMINATION AND LICENSE AGREEMENT (the "Agreement"), made and entered into as of the 16th day of September, 1997 by and between Hewlett-Packard Company, a California corporation ("HP"), and Data Critical Corp., an Oklahoma corporation ("DCC").

     WHEREAS, on April 4, 1994, HP and DCC entered into that certain Software License Agreement (the "1994 License Agreement"), pursuant to which HP was granted a license to sell certain Listed Products (as hereinafter defined) developed by DCC under the 1994 License Agreement;

     WHEREAS, the parties desire to terminate the 1994 License Agreement and enter into this Agreement;

     WHEREAS, on August 29, 1995, U.S. Patent No.5,446,678, "Transmission of Information Over an Alphanumeric Paging Network" (the "Patent"), was issued to HP;

     WHEREAS, DCC has commenced an interference action before the U.S. Patent and Trademark Office (the "PTO") between a patent application owned by DCC (U.S. Patent Application Serial Number 08/5749883, filed December 28, 1995) and the Patent (the "Interference"); and

     WHEREAS, in order to mitigate the possibility that the Interference may frustrate the objectives of the business arrangements being undertaken by the parties, the parties desire to settle the Interference and license the Patent and HP Technology (as defined herein), on the terms set forth herein;

     NOW, THEREFORE, in consideration of the premises, the parties agree as follows:

     1. Definitions.

          1.1. 1994 License Agreement shall have the meaning given such term
               ----------------------
in the recitals to this Agreement.

          1.2. Copy shall mean a material object, including a phonorecord, in
               ----
which a work is fixed by any method now known or later developed, and from which the work can be communicated, either directly or with the aid of a machine or device. The term "copy" includes the material object, including a phonorecord, in which a work is first fixed.

          1.3. FDA shall mean the U.S. Food and Drug Administration.
               ---

          1.4. HP Technology shall mean HP's ECG file format and any and all
               -------------
software, embodied in Listed Products already in DCC's possession and
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any additional information and materials mutually agreed to be necessary to perform the features and functions of such Listed Products.

          1.5.  Installed Base shall mean those customers for whom Listed
                --------------
Products have been sold and/or installed, or to whom HP has invoiced for sales, as of the date of this Agreement.

          1.6.  License shall mean the licenses granted under Section 3 of this
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Agreement.

          1.7.  Licensed Products shall mean any product covered by the Patent
                -----------------
or any claim thereunder or utilizing, embodying or incorporating HP Technology.

          1.8.  Listed Products shall mean PalmVue and ECG-STAT as described in
                ---------------
Exhibit A to the 1994 Agreement

          1.9.  New Installations shall mean sales of Listed Products by DCC
                -----------------
after the date of this Agreement, except for sales resulting from Pending Orders. A New Installation does not include sales to customers of distributors of DCC.

          1.10. Pending Orders shall mean orders which have been received for
                --------------
Listed Products by HP as of the date of this Agreement and have not been delivered or invoiced.

          1.11. Processor System shall mean a central processing unit ("CPU")
                ----------------
and one or more co-processors (e.g., math or graphics co-processors) associated with the CPU.

          1.12. Regulatory Permits shall mean any and all Federal, state or
                ------------------
municipal approvals, permits, licenses, waivers, clearances and other similar rights received by HP in connection with the manufacture, use, sale or distribution of the Listed Products, including but not limited to:

          (a) the 510(k) file and all rights and obligations associated with the marketing and distribution of Listed Products;

          (b) the pre-market notification filed with the FDA, including, but not limited to, all related correspondence, all safety and effectiveness data, all performance testing data, all labeling and all hazards analysis;

          (c)   the "decision to market" letter from the FDA;

          (d) acknowledgment of receipt from the FDA, assigning a number to the file;

          (e)   the "letter of substantial equivalence" from the FDA.

          1.13. Subscriber shall mean the purchaser and/or licensee of a Copy.
                ----------

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     1.14. Term shall be that period from the date of this Agreement until the
           ----
time of termination of this Agreement, solely as provided herein.

     1.15. Use or Using of a Licensed Product shall mean:
           ------------

     (i) copying some or all of a Copy of the Licensed Product into memory accessible by one Processor System, solely for the purpose of making the Copy accessible to that Processor System for execution of the Licensed Product (specifically not including making other Copies of the Licensed Product in disk storage or other permanent storage) and causing that Processor System to execute the Licensed Product; and

     (ii) causing the Processor System of a Product to execute the Licensed Products which have been copied into its memory.

  2. Termination of 1994 License Agreement.

     2.1.  Termination.  HP and DCC hereby agree to terminate the 1994 License
           -----------
Agreement, and no provision thereof shall survive except as provided herein. HP and DCC agree that termination as provided herein does not constitute an event of termination under Section 15 of the 1994 License Agreement but is termination by mutual agreement.

     2.2.  Intellectual Property Rights.  The licenses and rights granted to or
           ----------------------------
accrued to HP under the 1994 License Agreement, including, but not limited to, the rights to use, sell or distribute the Listed Products under Section 6 of the 1994 License Agreement, and the rights to use trademarks of DCC under such section, are hereby terminated.

     2.3.  Not-yet Delivered Orders.  HP will either install or cancel any
           ------------------------
orders which have been placed but not yet delivered on or before October 31, 1997. All orders which have been so installed will become "installed orders under warranty" and DCC shall be responsible for warranty service. Notwithstanding termination of the 1994 Agreement, HP shall have the right to install Products in any accounts listed on Annex A for which orders were placed, and not yet delivered as of the date of this Agreement who elect to take delivery from HP.

     2.4.  Surviving Terms.  Section 14 of the 1994 License Agreement shall
           ---------------
survive termination of the 1994 License Agreement only with respect to any claims, actions or breaches arising prior to the date of this Agreement. HP shall also pay DCC any royalties which had accrued under the 1994 License Agreement but which were unpaid as of the date of this Agreement.

  3. License.

     3.1.  Patent License.  Subject to the payment of royalties and DCC's
           --------------
performance hereunder, HP hereby grants to DCC and DCC hereby accepts during the Term, a worldwide, non-

                                       3
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exclusive license under the subject matter disclosed and claimed in the Patent, including any continuations, continuations-in-part, reissues and extensions thereof, to the date of expiry thereof, to make, have made, use, sell and distribute any product or methods covered by the Patent or any of the claims thereunder.

     3.2. Additional License.  Subject to DCC's performance of its obligations
          ------------------
hereunder, HP hereby grants to DCC and DCC hereby accepts during the Term, a worldwide, non-exclusive license under HP's copyright and trade secret rights in HP Technology to make, have made, use, sell and distribute any product incorporating, utilizing, or embodying, in whole or in part, HP Technology.

     3.3. Sublicensing.  DCC shall have the right to sublicense any of the
          ------------
rights and licenses granted in this Section 3, provided, however, any sales or distribution of those Products described in Exhibit A to the 1994 Agreement (PalmVue and ECG Stat and not CardioPager) shall be made by sublicensees or distributors of DCC only if such products are identified to the recipient as products of DCC and not as products identified to the recipient as that of the sublicensee or distributor.

     3.4. Supply of SDN Interface Cards.  HP shall supply DCC with its
          -----------------------------
reasonable requirements in accordance with DCC's ongoing regular estimates of SDN Interface Cards (Product number 78360B, with options AO1, CO1,C02, C03, and
CO5) and relating software for the listed products. The purchase price for such cards and software will be HP standard list price.

  4. Trademarks.

     4.1. Licensed Marks.  The trademarks licensed under this Agreement are
          --------------
"PALMVUE" and "PALMVUE system" and design, as set forth on Annex "B" (the "Marks").

     4.2. License.  HP hereby grants to DCC and DCC hereby accepts during the
          -------
Term a non-exclusive, worldwide license under HP's trademark rights to affix the Marks on, and otherwise use the Marks in connection with and in sales and promotional literature relating to DCC products that are compatible with HP patient monitoring products.

     4.3. ECGStat.  The trademark "ECGStat" owned by DCC, shall be used only
          -------
with DCC products compatible with HP patient monitoring products.

     4.4. Quality Control.  HP shall have the right to exercise quality control
          ---------------
over DCC's use of the Marks. Upon HP's written request, DCC shall make available for inspection by HP a representative sample of each product in connection with which any of the Marks is used by DCC. If (i) HP determines that a particular product does not meet HP's quality standards, (ii) HP notifies DCC in writing of the specific nature of the quality issue, and (iii) DCC does not cure such nonconformance within sixty (60) days of such notice, then HP shall have the right to terminate the trademark license with respect to that product upon sixty (60) days notice.

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     4.5. Ownership.  DCC shall not claim ownership of the Marks and shall not
          ---------
register the Marks in any country without consent of HP. Any rights from DCC's use of the Marks shall inure to the benefit of HP.


     4.6. No Representation of Non-Infringement.  Although HP believes that it
          -------------------------------------
has trademark rights in the Marks and does not believe that HP's use of the Marks has infringed rights of any third party, HP makes no representation that use of the Marks will not infringe rights of a third party.

  5. No Other Rights Granted. Apart from the license and distribution rights explicitly enumerated in this Agreement, this Agreement does not include a grant to DCC of any other right license or interest in, any Intellectual Property rights of HP, nor any ownership right, tide or interest, nor any security interest or other interest in any intellectual property rights of HP.

  6. Royalties. In consideration of the Patent License, HP shall receive the compensation provided for in this Section 6.

     6.1. Initial Payment.  DCC agrees to pay HP within five (5) business days
          ---------------
after execution of this Agreement and on each anniversary of the effective date of this Agreement while the Patent remains in force, the sum of $[*] in consideration of the rights and licenses granted herein, other than in healthcare and medical applications.

     6.2. Running Royalties.  In addition to the royalty payable under Section
          -----------------
6.1, DCC shall pay HP a royalty of $[*] for each Processor System on which a Copy of a Licensed Product is Used by a Subscriber in healthcare or medical applications. Such payment shall be required once for each purchase or license of a Copy by a Subscriber and shall be due and payable the twentieth (20th) day following the calendar quarter in which the Subscriber purchased and/or licensed the Copy. If a Subscriber Uses more than one Licensed Product on a single Processor System, the total amount of royalties payable to HP relating to that Processor System of the Subscriber shall be $[*]. Such royalty payment shall be accompanied by a report identifying each Copy sold and/or licensed during the quarter for which payments are made.

     The following example illustrates this royalty arrangement Consider a system that includes (i) a single dispatch station that is used for ECG-STAT and PALMVUE applications, and (ii) 20 palmtop computers (7 of which are used for ECG-STAT alone, 8 of which are used for PALMVUE alone, and 5 of which are used for both applications). In this example, the royalty due shall be $[*] for the dispatch station and $[*] for each of the 20 palmtops, resulting in a total one-time royalty of $[*].

  7. Settlement of Interference.  DCC shall take whatever action is necessary to
     --------------------------
terminate with prejudice the Interference, and DCC abandon U.S. Patent Application Serial No.08/579,983. DCC shall not, in that proceeding or in any proceeding in which the validity, scope of the claims, or ownership of the Patent is at issue, dispute HP's ownership or priority of the Patent and the

[*] Confidential treatment requested.

inventions claimed therein; provided that, if an individual is compelled by law to give testimony as to facts that may relate to such issues, such testimony shall not be a breach of this Agreement. The foregoing notwithstanding, nothing herein shall constitute or be construed as an admission as to, or prevent DCC from contesting, the prior art status of the Patent relative to any DCC patent or patent application in any proceeding other than those identified above.

  8. Regulatory Matters. Promptly upon execution of this Agreement, the parties shall work together, at DCC's expense, to establish DCC as a manufacturer of the Licensed Products so that DCC can manufacture the Licensed Products and, when appropriate utilize letters to file for modifications to such Licensed Products. Promptly upon execution of this agreement, HP shall deliver to DCC a copy of all documents listed in section 1.12 above.

  9. Product Development. DCC shall upgrade the PalmVue Critical Care product by completing version 2.0 thereof within 6 months. The parties agree to devote reasonable efforts to work together to upgrade such product from its current 052 platform to Microsoft Windows NT. HP intends to make reasonable efforts to provide DCC with remote query capability (over a network or through a dial-up connection) to the Tracemaster ECG management system and, at HP'S discretion, which will not be unreasonably withheld if necessary to DCC's development work, its follow-on ECG management products, as well as any component of HP Technology necessary to complete such development.

  10. Customer Support. DCC shall provide, and bear the expense of, customer service support for the Listed Products, including support for customers which are under warranty by HP, as set forth in Annex "A," and honor the warranty terms given by HP, for the duration of such warranty, to the Installed Base and for Pending Orders. For all New Installations, DCC shall be under no obligation to provide a warranty in conformity with that of HP's warranty. A list of all customers in the Installed Base is set forth in Annex "A." HP shall have no responsibility for customer support of products sold by DCC. This customer support obligation is conditioned upon DCC having received access to all aspects of HP Technology.

  11. Compensation to DCC. In consideration for the performance of the customer support required by this Agreement, HP shall pay DCC the amount of $[*] for each customer in the Installed Base, provided, however, that such amount shall be pro-rated based on the difference between the ship date of the Listed Product and the date of expiration of the HP warranty therefor. Such payment shall be due and payable within thirty-five (35) days of the date of this Agreement.

  12. Listed Product Versions for Other Companies. DCC shall have the right to develop versions of the Listed Products for use with products manufactured by other companies; however, DCC agrees that any such versions shall be labeled as DCC products and not as products of such other companies.

  13. CardioPager Development. DCC shall develop and offer for sale an HP-compatible version of DCC's CardioPager product within six (6) months of the date of this Agreement. Each

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[*] Confidential treatment requested.

upgrade of such version shall contain the most current release of CardioPager software, provided that it is technically feasible, clinically appropriate and DCC shall have been provided with all access to HP equipment and software necessary to do so.

  14. Termination.

      14.1.  Termination.  Either party may terminate this Agreement only if the
             -----------
other party fails to perform any of its obligations under this Agreement and fails to remedy said breach within thirty (30) days after being given written notice of specific failure or default and termination by the other party.

      14.2.  Effect of Termination.  In the event that this Agreement is
             ---------------------
terminated for whatever reason,

      (i) any and all rights granted to DCC under this Agreement shall terminate;

      (ii) the obligations of either party to make payments, to the extent that such obligations pertain to activities conducted prior to terminate on, shall survive termination; and

      (iii) except as specially provided herein, neither party hereunder shall be discharged or relieved from any liability or obligation existing prior to such termination.

      14.3.  Other Effects of Termination.  Notwithstanding the provisions of
             ----------------------------
Section 14.2(i), any termination of this Agreement shall not affect the provisions of Section 2 of this Agreement.

  15. Miscellaneous Provisions.

      15.1.  Further Action.  Without further consideration, each patty hereby
             --------------
agrees to execute and deliver, and to cause its officers, trustees, employees, and agents to execute and deliver, such other instruments, and to take such other action as the other parties may reasonably request to more effectively convey, transfer, vest and put in possession, the rights granted hereunder, and to assist in the recordation of same as necessary, all in such form and substance as the requesting parties may reasonably request.

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

     15.2.  Binding Agreement.  This Agreement shall be binding upon and shall
            -----------------
inure to the benefit of the legal representatives, administrators, successors and any permitted assigns and licensees of the parties hereto.

     15.3.  Governing Law.  This Agreement shall be deemed to have been made
            -------------
under, and shall be construed and interpreted in accordance with, the laws of the State of California No conflicts-of-law rule or law which might refer such construction and interpretation to the laws of another state, republic or country shall be considered.

     15.4.  Savings Clause.  Both parties especially agree in contract that
            --------------
neither party intends to violate any public policy, statutory or common law, rule, regulation, treaty or decision of any government agency or executive body thereof of any country or community association of countries; that if any word, sentence, paragraph or clause of combination thereof of this Agreement is found, by a court or executive body with judicial powers having jurisdiction over this Agreement or any of its parties hereto, in a final unappealed order to be in violation of any such provision in any country or community or association of countries, such words, sentences, paragraphs or clauses or combination shall be inoperative in such country or community or association of countries, and the remainder of this Agreement shall remain binding upon the parties hereto.

     15.5.  Entire Agreement.  The terms and conditions herein contained,
            ----------------
including all Annexes hereto, constitute the entire agreement between the parties and supersede all previous communications whether oral or written between the parties hereto with respect to the subject matters hereof, and no other previous agreement or understanding varying or extending the same shall be binding upon either party hereto. Notwithstanding the foregoing, this Agreement shall not be construed to terminate any confidentiality or non-disclosure agreement currently in effect between the parties.

     15.6.  No Waiver.  The parties covenant and agree that if either party
            ---------
fails or neglects for any reason to take advantage of any of the terms provided for the termination of this Agreement or if either party, having the right to declare this Agreement terminated, shall fail to do so, any such failure or neglect by either party shall not be a waiver or be deemed or be construed to be a waiver of any cause for the termination of this Agreement subsequently arising, or as a waiver of any of the terms, covenants or conditions of this Agreement or of the performance thereof. None of the terms, covenants and conditions of this Agreement may be waived by any party except by written consent by all the parties.

     15.7.  Expenses.  Each party is responsible for its own expenses related to
            --------
the execution of the Agreement.

     15.8.  Amendment.  No amendment or modification to this Agreement shall be
            ---------
effective unless it is in writing and signed by duly authorized representatives of both parties.

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

     15.9.  Notices.  Any nonce required or permitted to be given to another
            -------
party hereto shall be given by sending such notice by registered mail or certified mail, postage prepaid to the address set forth below, or to such other address as that party may designate by like notice:

          If to DCC:                Data Critical Corp.
          ---------
                                    2733 152nd Ave., N.E.
                                    Redmond, Washington  98052
                                    Attention:  Jeffrey S. Brown, President


          If to HP:                 Hewlett-Packard Company
          --------
                                    3000 Minuteman Road
                                    Andover, Massachusetts  01810
                                    Attention:  Bill Koppes, HP PMD Product Line
                                    Manager

  IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement by their duly authorized officers on the date specified above.


HP:                           HEWLETT-PACKARD COMPANY
--

                              By: /s/ Bill Koppes
                                 ----------------------------------------
                                 Bill Koppes, Product Line Manager, PMD



DCC:                          DATA CRITICAL CORP.
---

                              By: /s/ Jeffrey Brown
                                 ----------------------------------------
                                 Jeffrey S. Brown, President

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